Exhibit 21

                       LIST OF SUBSIDIARIES OF REGISTRANT

Subsidiary of Registrant

1.  Iron Mountain Records Management, Inc.
    (in California, also does business as Metro Records Management) State of incorporation -- Delaware

Subsidiaries of Iron Mountain Records Management, Inc.

1. Metro Business Archives, Inc. (doing business at Metro Business Archives) State of incorporation -- New York

2.  Criterion Atlantic Property, Inc.
    State of incorporation -- Delaware

3.  Criterion Property, Inc.
    State of incorporation -- Delaware

4.  Hollywood Property, Inc.
    State of incorporation -- California

5.  IM San Diego, Inc.
    State of incorporation -- Delaware

6.  Iron Mountain Consulting Services, Inc.
    State of incorporation -- Delaware

7.  Iron Mountain Data Protection Services, Inc.
    State of incorporation -- Massachusetts

8.  Iron Mountain Records Management of Maryland, Inc.
    State of incorporation -- Delaware

9.  Iron Mountain Records Management of Ohio, Inc.
    State of incorporation -- Delaware

10. Iron Mountain Wilmington, Inc.
    State of incorporation -- Delaware

11. Iron Mountain Records Management of Missouri LLC
    State of organization -- Delaware

12. Iron Mountain Records Management of Boston, Inc.
    State of incorporation -- Massachusetts

13. Data Archive Services, Inc.
    State of incorporation -- Delaware

14. Iron Mountain Records Management of Minnesota, Inc.
    State of incorporation -- Delaware

15. Iron Mountain Records Management of Michigan, Inc.
    State of incorporation -- Delaware